                                                                Exhibit (c)(i)
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                                  AGREEMENT AND PLAN

                                          OF

                              MERGER AND REORGANIZATION


                                       between


                                  THE MNI GROUP INC.

                                   MNI VIASUB INC.

                                         and

                               K.O.S. INDUSTRIES, INC.









                               Dated as of July 7, 1997












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

                                 TABLE OF CONTENTS

ARTICLE I     THE MERGER....................................................  1

              SECTION 1.1    The Merger.....................................  1
              SECTION 1.2    Effective Time of the Merger...................  2
              SECTION 1.3    Disclosure Schedules...........................  2


ARTICLE II    SURVIVING AND PARENT CORPORATIONS.............................  2

              SECTION 2.1    Articles of Incorporation......................  2
              SECTION 2.2    By-Laws........................................  2
              SECTION 2.3    Directors......................................  3
              SECTION 2.4    Officers.......................................  3
              SECTION 2.5    Further Action.................................  3


ARTICLE III   CONVERSION OF SHARES..........................................  3

              SECTION 3.1    Shares of the Constituent and
                               the Surviving Corporations...................  3
              SECTION 3.2    Exchange of Certificates.......................  4


ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                AND OF THE SELLING STOCKHOLDERS.............................  5

              SECTION 4.1    Organization and Standing......................  5
              SECTION 4.2    Capitalization.................................  5
              SECTION 4.3    Subsidiaries...................................  5
              SECTION 4.4    Authority......................................  6
              SECTION 4.5    Properties.....................................  6
              SECTION 4.6    Contracts; No Default..........................  6
              SECTION 4.7    Litigation.....................................  7
              SECTION 4.8    Taxes..........................................  7
              SECTION 4.9    No Violation of Law............................  9
              SECTION 4.10   Environmental Matters..........................  9
              SECTION 4.11   List of Stockholders........................... 10
              SECTION 4.12   Insurance...................................... 10
              SECTION 4.13   Condition of Assets.............................10
              SECTION 4.14   No Breaches.................................... 10
              SECTION 4.15   Employees...................................... 11
              SECTION 4.16   Financial Statements........................... 11
              SECTION 4.17   Absence of Certain
                               Changes or Events............................ 11
              SECTION 4.18   Employee Benefit Plans; ERISA.................. 12
              SECTION 4.19   Business Locations............................. 13
              SECTION 4.20   Customers and Suppliers........................ 13
              SECTION 4.21   Intellectual Property.......................... 14
              SECTION 4.22   Transactions with Affiliates................... 14
              SECTION 4.23   Books, Records and Accounts.................... 14

              SECTION 4.24   No Omissions or Untrue Statements.............. 15
              SECTION 4.25   Brokers and Finders............................ 15


ARTICLE V          REPRESENTATIONS AND WARRANTIES OF PARENT................. 15

              SECTION 5.1    Organization and Standing of Parent............ 15
              SECTION 5.2    The Subsidiaries............................... 15
              SECTION 5.3    Parent's Authority............................. 16
              SECTION 5.4    The Subsidiary's Authority..................... 16
              SECTION 5.5    Contracts; No Default.......................... 16
              SECTION 5.6    Litigation..................................... 17
              SECTION 5.7    Taxes.......................................... 17
              SECTION 5.8    No Violation of Law............................ 17
              SECTION 5.9    No Breaches.................................... 17
              SECTION 5.10   Financial Statements........................... 18
              SECTION 5.11   Absence of Certain
                               Changes or Events............................ 18
              SECTION 5.12   Parent's SEC Reports........................... 19
              SECTION 5.13   Environmental Matters.......................... 19
              SECTION 5.14   Condition of Assets............................ 19
              SECTION 5.15   Employee Benefit Plans......................... 19
              SECTION 5.16   Customers and Suppliers........................ 20
              SECTION 5.17   Transactions with Affiliates................... 20
              SECTION 5.18   No Omissions or
                               Untrue Statements............................ 20
              SECTION 5.19   Brokers and Finders............................ 20


ARTICLE VI    DELIVERIES.................................................... 20

              SECTION 6.1    The Company's Deliveries....................... 20
              SECTION 6.2    Other Deliveries to Parent..................... 21
              SECTION 6.3    Deliveries to the Company...................... 21
              SECTION 6.4    Deliveries to the Selling
                               Stockholders................................. 22


ARTICLE VII   INVESTMENT INTENTION.......................................... 22

              SECTION 7.1    Investment Intention........................... 22
              SECTION 7.2    Restrictive Legend............................. 22


ARTICLE VIII  INDEMNIFICATION............................................... 23

              SECTION 8.1    By the Management
                               Stockholders................................. 23
              SECTION 8.2    By Parent...................................... 23
              SECTION 8.3    Claims Procedure............................... 23
              SECTION 8.4    Losses Net of Tax Effect, Etc.................. 24
              SECTION 8.5    Limitations on Liability....................... 24

ARTICLE IX    POST-MERGER DIRECTORSHIPS..................................... 25

              SECTION 9.1    Parent's Board of Directors.................... 25


ARTICLE X     POST-MERGER RESCISSION........................................ 25

              SECTION 10.1   Selling Stockholders'
                               Rescission Right..............................25
              SECTION 10.2   Reasonable Efforts to Restore
                               Status Quo Ante...............................25
              SECTION 10.3   Exchange of Mutual Releases.....................25


ARTICLE XI    MISCELLANEOUS................................................. 26

              SECTION 11.1   Expenses....................................... 26
              SECTION 11.2   Survival of Representations,
                               Warranties and Covenants..................... 26
              SECTION 11.3   Succession and Assignments;
                               Third Party Beneficiaries.................... 26
              SECTION 11.4   Notices........................................ 26
              SECTION 11.5   Construction................................... 28
              SECTION 11.6   Counterparts................................... 28
              SECTION 11.7   No Implied Waiver; Remedies.................... 28
              SECTION 11.8   Entire Agreement............................... 28
              SECTION 11.9   Headings....................................... 28
              SECTION 11.10  Severability................................... 28
              SECTION 11.11  Publicity...................................... 28

                             AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 7, 1997 (this "Agreement"), by and among THE MNI GROUP INC., a New Jersey corporation ("Parent"), MNI VIASUB INC., an Illinois corporation and a wholly owned subsidiary of Parent (the "Subsidiary"), and K.O.S. INDUSTRIES, INC., an Illinois corporation (the "Company").


                                -----------------------

    The Boards of Directors of Parent, the Subsidiary and the Company, and the stockholders of the Company have approved the merger of the Subsidiary with and into the Company pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

    It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Parent intends that the Merger shall be recorded for accounting purposes as a purchase.

    Parent, the Company and, respectively, Elliot Elrod ("Elrod") and Phillip
B. Donenburg ("Donenburg" and collectively with Elrod, the "Management Stockholders"), desire to make certain representa-tions, warranties, covenants and agreements in connection with the Merger to induce the other parties to enter into this transaction.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:



                                      ARTICLE I

                                      THE MERGER


    SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Subsidiary shall be merged with and into the Company in accordance with the provisions of Sections 11.05 - 11.25 of the Illinois Business Corporation Act (the "IBCA"), with the effect provided in Section 11.50 of the IBCA, the separate existence of the Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Illinois.

Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Subsidiary and the Company, (b) all obligations belonging to or due each of the Subsidiary and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of the Subsidiary and the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of any of the Subsidiary and the Company shall be preserved unimpaired, and (e) the Surviving Corporation shall be liable for all of the obligations of each of the Subsidiary and the Company and any claim existing, or action or proceeding pending, by or against either of the Subsidiary and the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

    SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as Articles of Merger, in the form set forth as Exhibit I hereto, are filed with the Secretary of State of the State of Illinois (the "Merger Filing"), such filing shall be made concurrently with or as soon as practicable after the execution and delivery of this Agreement.

    SECTION 1.3 Disclosure Schedules. Simultaneously with the execution and delivery of this Agreement, (a) the Company is delivering to Parent a schedule relating to the Company (the "Company Disclosure Schedule"), and (b) Parent is delivering to the Company a schedule relating to Parent and the Subsidiary (the "Parent Disclosure Schedule" and collectively with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.


                                      ARTICLE II

                          SURVIVING AND PARENT CORPORATIONS

    SECTION 2.1 Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the IBCA.

    SECTION 2.2 By-Laws. The By-Laws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the Articles of Incorporation and By-Laws of the Surviving Corporation and the IBCA.

    SECTION 2.3 Directors. The directors of the Subsidiary at the Effective Time shall, from and after the Effective Time of the Merger, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-laws.

    SECTION 2.4 Officers. The officers of the Company at the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Article of Incorporation and By-laws, except that Elrod and Donenburg, subject to the execution of employment agreements acceptable to the parties, shall assume the offices of president of both the Surviving Corporation and the Parent's subsidiary, NutraPet Labs, Inc. ("NPL"), and chief financial officer of the Parent, respectively.

    SECTION 2.5 Further Action. If at any time after the Effective Time of the Merger, Parent shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Subsidiary by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the officers of the Subsidiary shall execute and deliver, upon Parent's reasonable request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement at Parent's expense.


                                     ARTICLE III

                                 CONVERSION OF SHARES


    SECTION 3.1 Shares of the Constituent and the Surviving Corporations. The manner and basis of converting the shares of common stock of the Company into shares of common stock of Parent shall be as follows:

         (a) Conversion Ratio. (1) Each share of common stock, without par value, issued and outstanding of the Company (collectively, the "Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, be converted into validly issued, fully paid and non-assessable Common Shares, without par value, of Parent (collectively, the "Parent Merger Stock") as follows: the number of shares of Parent Merger Stock into which each outstanding share of Company
Stock shall be converted shall equal the product of one (1) multiplied by a fraction (such fraction is herein called the "Conversion Ratio") whose numerator shall be 600,000 and whose denominator shall be 1,200.

    (2) Each share of common stock, without par value, of the Subsidiary issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, be converted into one share of validly issued, fully paid and non-assessable Common Stock, without par value, of the Company.

         (b) No Fractional Shares. No rights to receive fractional shares of or interests in fractional Parent Merger Stock shall arise under this Agreement, and no certificates or scrip representing fractional Parent Merger Stock shall be issued hereunder. The Stockholders shall receive cash in lieu of fractional shares.

    SECTION 3.2    Exchange of Certificates.

    (a) From and after the Effective Time of the Merger, each holder of an outstanding certificate which immediately prior to the Effective Time of the Merger represented shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company certificates, upon surrender thereof to Parent or its duly authorized agent, a certificate or certificates representing the number of whole shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 3.1(a) and certificates representing such Parent Common Stock shall be simultaneously delivered upon surrender of the Company Certificates.

    (b) From and after the Effective Time of the Merger, Parent shall be entitled to treat outstanding certificates which immediately prior to the Effective Time of the Merger represented shares of Subsidiary Common Stock as evidencing the ownership of the number of full shares of Surviving Corporation Common Stock, which the holder of the shares of Subsidiary Common Stock represented by such certificates is entitled to receive pursuant to Section 3.1(a)(2), and the holder of such certificates shall not be required to surrender such certificates for exchange. Shares of Surviving Corporation Common Stock which the holder of shares of Subsidiary Common Stock is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

                                       ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND OF THE SELLING STOCKHOLDERS


    The Company and, solely with respect to Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.12, 4.16, 4.18, 4.20, 4.22, 4.24 and 4.25, each of the Management
Stockholders, jointly and severally, represent and warrant to Parent as follows, with the knowledge and understanding that Parent is relying materially upon such representations and warranties:

    SECTION 4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Schedule 4.1 of the Company Disclosure Schedule, and to the knowledge of the Company and the Management Stockholders, such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations or prospects in the aggregate ("Material Adverse Effect") of the Company. The copies of the Articles of Incorporation and By-laws of the Company, as amended to date and delivered to Parent, are true and complete copies of these documents as now in effect. The minute books of the Company are accurate in all material respects.

    SECTION 4.2 Capitalization. The authorized capital stock of the Company, the number of shares of capital stock which are issued and outstanding, the par value thereof and the record and beneficial holders thereof are as set forth in Schedule 4.2 of the Company Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company or any Selling Stockholder is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of the Company.

    SECTION 4.3 Subsidiaries. Except as set forth in Schedule 4.3 of the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture.

    SECTION 4.4 Authority. (a) The Company's Board of Directors has approved and adopted this Agreement and the Merger and has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Company's stockholders, and the Selling Stockholders (as hereinafter defined) have approved and adopted this Agreement and the Merger. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "Enforceability Exceptions").

         (b) Except for the Merger Filing, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approval which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on it.

    SECTION 4.5 Properties. Except as set forth in the Company Disclosure Schedule, the Company has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Financial Statements (as hereinafter defined), or thereafter acquired (subject to acquisitions and dispositions in the ordinary course of business). The Company has a valid leasehold interest in all material properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company, and, to the knowledge of the Company, the other parties thereto in accordance with its terms subject to the Enforceability Exceptions. Neither the Company nor, to the knowledge of the Company, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company and the Management Stockholders, has any such condemnation, expropriation or taking been proposed. Except as set forth in Schedule 4.5 of the Company Disclosure Schedule, none of the material assets of the Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

    SECTION 4.6    Contracts; No Default.

                   (a) Schedule 4.6(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Company is a party that (i) involve a receipt or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments or receipts in excess of $10,000 per year or (B) is not terminable by the Company on notice of ninety (90) days or less without penalty or the Company being liable for damages, or (ii) involve an obligation for the performance of services or delivery of goods by the Company that cannot, or in reasonable probability will not, be performed within thirty (30) days from the date as of which these representations are made.

         (b) All of the contracts, agreements, commitments and other instruments described in Schedule 4.6(a) of the Company Disclosure Schedule (individually, "Contract" and collectively, the "Contracts") are valid and binding upon the Company subject to the Enforceability Exceptions, and, to the knowledge of the Company and the Management Stockholders, the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and neither the Company nor, to the knowledge of the Company and the Management Stockholders, any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof.
To the knowledge of the Company and the Management Stockholders, no stockholder of the Company has received any payment from any contracting party in connection with or as an inducement for causing the Company to enter into any Contract.

    SECTION 4.7 Litigation. There is no claim, action, proceeding, or investigation pending or, to the knowledge of the Company and the Management Stockholders, threatened against or affecting the Company before or by any court, arbitrator or governmental agency or authority. There is no strike or unresolved labor dispute relating to the Company's employees. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Company.

    SECTION 4.8 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

    The Company has duly and timely (except for appropriate extensions) filed with the appropriate governmental authorities all Tax Returns required to be filed by it other than Tax Returns where the failure to file (individually and in the aggregate) would not have a Material Adverse Effect. All such Tax Returns, to the knowledge of the Company and the Management Stockholders, were, when filed and are, accurate and complete in all material respects and were prepared in material conformity with applicable laws and regulations, and the Company has duly paid in full or made adequate provision for the payment of all Taxes shown to be due on such Tax Returns. Except as set forth in Schedule 4.8 of the Company Disclosure Schedule, its Tax Returns have not been examined by the United States Internal Revenue Service (the "IRS") or other relevant governmental authority or the period of assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, all deficiencies asserted or assessments made as a result of such examinations have been paid in full and no proceeding or examination by or in front of the relevant governmental authority in connection with the examination of any of the Tax Returns is currently pending. No claim has been made in writing to the Company by any governmental authority in a jurisdiction where it does not file a Tax Return that it is or may be subject to Tax in such jurisdiction.
No waiver of statutes of limitation have been given by or requested in writing to the Company with respect to any Taxes. The Company has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the Company's balance sheet as of December 31, 1996 contained in the Company Financial Statements (as hereinafter defined) are adequate to cover all Taxes for all periods ending on or prior to such date, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect, and there are no liens for Taxes upon any property or asset of the Company, except for liens for Taxes not yet due. To the knowledge of the Company and the Management Stockholders, there are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to its Taxes which, if decided adversely, singly or in the aggregate, would have a Material Adverse Effect. The Company is not a party to any agreement providing for the allocation or sharing of Taxes with any entity. The
Company has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code. To the knowledge of the Company and the Management Stockholders, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party, except for the payment of such Taxes which, alone or in the aggregate, would not have a Material Adverse Effect. No Tax is required to be withheld by the Company pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement. As a result of the Merger, the Company will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

    SECTION 4.9 No Violation of Law. The Company is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws, as hereinafter defined) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted (collectively its "Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on the Company. The Company (a) has duly and timely filled all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) is not in violation of the terms of any of its Permits, except for omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on the Company. Schedule 4.9 of the Company Disclosure Schedule contains a list of Permits.

    SECTION 4.10 Environmental Matters. The Company is and at all times has been in compliance in all material respects with all applicable requirements of Environmental Laws (as defined below) in connection with the ownership, operation and conditions of the business of the Company. To the knowledge of the Company and the Management Stockholders, there are no PCBs, underground storage tanks (as defined by Environmental Laws), asbestos materials or asbestos containing materials in any property leased, owned or operated by the Company. The Company has not released, transported or arranged for the disposal of any hazardous substance at any facility, location or site except in material compliance with all applicable laws. To the knowledge of the Company and the Management Stockholders, no conditions exist or have occurred as a result of which or in connection with which the Company would reasonably be expected to be held liable for damages, response or remedial costs, fines, penalties, sanctions or equitable relief under any Environmental Laws, except for such damages, costs, fines, penalties, sanctions or relief which, alone or in the aggregate, would not have a Material Adverse Effect on the Company. As used in this Section and in Section 5.13, "Environmental Laws" means any federal, state or local statute, regulation, ordinance, permit, order, judgment, decree or decision relating to health, safety or the environment. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, active disposal or passive disposal (including the abandonment or discarding of barrels, containers or other closed receptacles containing any hazardous substances). "Hazardous substance" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA") and any implementing regulations, (b) any hazardous or toxic substance, waste or material within the meaning of any other federal, state or local statute, regulation, ordinance or decision, (c) any pollutant, contaminant or special waste regulated by any Environmental Laws, or (d) petroleum, crude oil or any fraction thereof.

    SECTION 4.11   List of Stockholders.   Set forth as Schedule 4.11 is a list
setting forth the name, address and number of shares of Company Stock owned by each holder of shares of Company Stock (collectively, the "Selling Stockholders"). Except as set forth on such Schedule, each Selling Stockholder is an "accredited investor," as said term is defined in Rule 501 of Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), promulgated by the Securities and Exchange Commission (the "SEC"). Each Selling Stockholder agrees that the certificates representing Parent Merger Stock shall bear the restrictive legends referred to in Section 7.2.

    SECTION 4.12 Insurance. The Company is covered by insurance policies, or renewals thereof, as identified and described in Schedule 4.12 of the Company Disclosure Schedule. The Company has not received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, so far as known to the Company and the Management Stockholders, no such improvements or expenditures are required (other than premium payments). There is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on the Company Disclosure Schedule.

    SECTION 4.13 Condition of Assets. The material equipment, fixtures and other personal property of the Company is in normal operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted.

    SECTION 4.14 No Breaches. The making and performance of this Agreement and the other agreements contemplated hereby by the Company will not (i) conflict with or violate the Articles of Incorporation or the By-laws of the Company, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which the Company is a party or by which the Company or any of its material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of the Company under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

    SECTION 4.15 Employees. Except as set forth on the Company Disclosure Schedule, none of the employees of the Company is represented by any labor union or collective bargaining unit and the Company is not aware of any organizational efforts taking place with respect to such representation.

    SECTION 4.16 Financial Statements. The Company Disclosure Schedule contains an unaudited balance sheet as of December 31, 1996, 1995 and 1994 and related unaudited income statement and statement of cash flows of the Company for the twelve month period ended December 31, 1996, 1995 and 1994 (collectively, the "Company Financial Statements"). The Company Financial Statements presently fairly, in all material respects, the financial position and results of operations of the Company as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except for the absence of footnotes. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule, to the knowledge of the Company and the Management Stockholders, there is no basis for any assertion against the Company as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Company Financial Statements and there are no assets of the Company, the value of which (in the reasonable judgment of the Company and the Management Stockholders) is materially overstated in said balance sheets. Except as disclosed therein or in the Company Disclosure Schedule or as incurred in the ordinary course of business since December 31, 1996 the Company has not incurred any material contingent liabilities (including liabilities for taxes and environmental liabilities).

    SECTION 4.17 Absence of Certain Changes or Events. Except as set forth in the Company Disclosure Schedule, since December 31, 1996 there has not been:

         (a) any material adverse change in the financial condition, operations, properties, assets, liabilities (each of the foregoing considered as a whole) or business of the Company taken as a whole;

         (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance;

         (c) any material change in the manner in which the business of the Company has been conducted;

         (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company; and

         (e)  any occurrence not included in paragraphs (a) through (d) of this
    Section 4.17 which has resulted, or which the Company or either of the Management Stockholders has reason to believe might be expected to result, in a Material

    Adverse Effect on the Company.


    SECTION 4.18   Employee Benefit Plans; ERISA.

         (a) Except as set forth in the Company Disclosure Schedule, at the date hereof the Company does not maintain or contribute to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangement and practices of the Company being hereinafter collectively referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA"), or any written employment contracts providing for an annual base salary in excess of $100,000 and having a term in excess of one year, which contracts are not immediately terminable without penalty or further liability, or other similar arrangements for the provision of benefits (excluding any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code, and all regulations promulgated thereunder, as in effect from time to time. Schedule
4.18 of the Company Disclosure Schedule lists all Multiemployer Plans and Multiple Employer Plans which the Company maintains or to which it makes contributions. The Company has no obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

    (b) Except as set forth in the Company Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 and 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Material Adverse Effect on the Company, (ii) except for premiums due, there is no outstanding liability in excess of $10,000, whether measured alone or in the aggregate, under Title IV or ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Financial Statements as of December 31, 1996 (based upon reasonable actuarial assumptions currently utilized for such Company Plan), (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations,
(vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multiemployer Plans, the Company has not made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections
4203, 4204 and 4205 of ERISA and, to the knowledge of the Company and the Management Stockholders, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said
Sections 4203, 4204 and 4205, (ix) there are no pending or, to the knowledge of the Company and the Management Stockholders, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company has no current liability in excess of $10,000, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company under
Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company does not anticipate that any such liability will be asserted against the Company, none of the Company
Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code), and no Company Controlled Group
Plan has an outstanding funding waiver which could result in the imposition of liens, excise taxes or liability against the Company in excess of $10,000 whether measured alone or in the aggregate.

    SECTION 4.19 Business Locations. The Company does not own or lease any real or personal property in any state or country except as set forth on the Company Disclosure Schedule. The Company has no executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

    SECTION 4.20 Customers and Suppliers. Except as set forth in the Company Disclosure Schedule, neither the Company nor either of the Management Stockholders has any knowledge that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of the Company's consolidated gross revenues within the preceding 12 months) or material supplier of the Company will not continue to conduct business with the Company after the date hereof in substantially the same manner as it has conducted business with the Company in the past.

    SECTION 4.21 Intellectual Property. Schedule 4.21 of the Company Disclosure Schedule sets forth a complete and correct list of all patents, material unpatented inventions set forth in or described in writing, trademarks, tradenames, service marks, service names, brand names and copyrights, registrations thereof and applications therefore, applicable to or used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above. All such patents, material unpatented inventions, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. Except as set forth in Schedule 4.21, the Company does not own or use any computer software in its business other than "off the shelf" software. The Company is not currently in receipt of any notice of any violation or infringement of, and the Company is not knowingly violating or infringing, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

    SECTION 4.22 Transactions with Affiliates. Except as set forth in the Company Disclosure Schedule, the Company is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from the Company; nor are there any transactions of a continuing nature between the Company; and any of its officers, directors, or Affiliates (other than by or through the regular employment thereof by the Company) not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the assets of the Company for personal benefit with or without adequate compensation. For purposes of this Section and Section 5.17, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

    SECTION 4.23 Books, Records and Accounts. The Company's books, records and accounts fairly and accurately in all material respects reflect its transactions and all acquisitions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is believed to be sufficient to assure that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    SECTION 4.24 No Omissions or Untrue Statements. To its knowledge, no representation or warranty made by the Company or by any Management Stockholder to Parent in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer delivered to Parent pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading as of the date hereof.

    SECTION 4.25 Brokers and Finders. Neither the Company nor either of the Management Stockholders has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.



                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company and the Selling Stockholders as follows, with the knowledge and understanding that the Company and the Selling Stockholders are relying materially on such representations and warranties:

    SECTION 5.1 Organization and Standing of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Parent has all requisite corporate power to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on it.

    SECTION 5.2 The Subsidiaries. Each subsidiary of Parent is set forth in Parent Disclosure Schedule (collectively, the "Parent Subsidiaries"). As used herein, the term "Parent Subsidiary" shall mean any corporation or other entity of which Parent, directly or indirectly, controls or which Parent owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Each of the Parent Subsidiaries has all requisite corporate power to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse
Effect on the Parent and the Parent Subsidiaries considered as one enterprise. As of the date hereof, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Subsidiary has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever.

    SECTION 5.3 Parent's Authority. (a) Parent's Board of Directors has approved and adopted this Agreement and the Merger. No approval of this Agreement or the Merger is required of Parent's shareholders. This Agreement constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

    (b) Except for the Merger Filing, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approval which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on it.

    SECTION 5.4 The Subsidiary's Authority. The Subsidiary's Board of Directors and sole stockholder has approved and adopted this Agreement and the Merger. This Agreement constitutes the valid and binding obligation of the Subsidiary, enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

    SECTION 5.5 Contracts; No Default. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of Parent and Parent's Subsidiaries considered as one enterprise (except employment or other agreements terminable at will) are, with the exception of this Agreement, described in Parent's SEC Reports (as hereinafter defined) and listed as exhibits thereto (collectively, the "Parent Contracts"). To the knowledge of Parent, the Parent

Contracts are valid, binding and enforceable by Parent or a Parent Subsidiary, as applicable, against the other parties thereto in accordance with their terms. Neither Parent nor a Parent Subsidiary, as applicable, nor, to the knowledge of Parent, any of the other parties thereto is in material default or breach of any provision of the Parent Contracts.

    SECTION 5.6 Litigation. There is no claim, action, proceeding, or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary before or by any court, arbitrator or governmental agency or authority. There is no strike or unresolved labor dispute relating to the employees of Parent or any Parent Subsidiary. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Parent or any Parent Subsidiary.

    SECTION 5.7 Taxes. Parent has duly filed all Returns required to be filed by it other than Returns which the failure to file would have no Material Adverse Effect on it. All such Returns were, when filed, and to Parent's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Parent has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the date hereof. Parent is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of Parent, no claim for assessment or collection of any Tax has been asserted against Parent that has not been paid. There are no Tax liens upon the assets of Parent (other than the lien of property taxes not yet due and payable). There is no valid basis, to Parent's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Parent by any governmental authority.

    SECTION 5.8 No Violation of Law. Parent and each Parent Subsidiary is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent. Neither the Parent nor any Parent Subsidiary has received any written notice that any investigation or review with respect to Parent or any Parent Subsidiary by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Parent.

    SECTION 5.9 No Breaches. The making and performance of this Agreement will not (i) conflict with the Certificate of Incorporation or the By-laws of Parent, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Parent or any Parent Subsidiary is a party or by which the respective material assets, business, or operations of Parent or any Parent Subsidiary may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Parent or any Parent Subsidiary under, or create any rights of termination, cancellation, or acceleration in any person under, any Parent Contract.

    SECTION 5.10 Financial Statements. The consolidated financial statements of Parent (the "Parent Financial Statements") included in Parent's SEC Reports present fairly, in all material respects, the consolidated financial position of Parent as of the respective dates and the results of its operations for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Parent Disclosure Schedule, there is no basis for any assertion against Parent or any Parent Subsidiary as of the date of the most recent balance sheet comprising a portion of the Parent Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Parent Financial Statements or in the notes thereto; and (ii) there are no assets of Parent or any Parent Subsidiary, the value of which (in the reasonable judgment of Parent) is materially overstated in the Parent Financial Statements. Except as disclosed therein or in the Parent Disclosure Schedule or as incurred in the ordinary course of business since April 30, 1997, Parent has no known material contingent liabilities (including liabilities for taxes and environmental liabilities). Parent is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

    SECTION 5.11 Absence of Certain Changes or Events. Except as set forth in Parent's SEC Reports or in Parent Disclosure Schedule, since April 30, 1997 there has not been:

    (a) any material adverse change in the financial condition, operations, properties, assets, liabilities (each of the foregoing considered as a whole) or business of Parent and the Parent Subsidiaries considered as one enterprise;

    (b) any material damage, destruction or loss of any material properties of Parent or any Parent Subsidiary, whether or not covered by insurance;

    (c) any material change in the manner in which the business of Parent and the Parent Subsidiaries considered as one enterprise has been conducted;

    (d) any material change in the treatment and protection of trade secrets or other confidential information of Parent or any Parent Subsidiary;

    (e)  any occurrence not included in paragraphs (a) through (d) of this
Section 5.11 which has resulted, or which Parent has reason to believe, might be expected to result, in a Material Adverse Effect on Parent.

    SECTION 5.12 Parent's SEC Reports. Since January 1, 1994, Parent has filed with the SEC all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Securities Exchange Act of 1934, as amended (all such reports, registrations and documents filed with the SEC are collectively referred to as "Parent's SEC Reports"). As of their respective dates, Parent's SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has provided to the Company a true and complete copy of all of Parent's SEC Reports filed on or prior to the date hereof. Parent will provide to the Company all Parent's SEC Reports dated between the date hereof and the Effective Date.

    SECTION 5.13 Environmental Matters. Parent is and at all times has been in compliance in all material respects with all applicable requirements of Environmental Laws in connection with the ownership, operation and conditions of the business of Parent. To the knowledge of Parent, there are no PCBs, underground storage tanks (as defined by Environmental Laws), asbestos materials or asbestos containing materials in any property leased, owned or operated by Parent. Parent has not released, transported or arranged for the disposal of any hazardous substance at any facility, location or site except in material compliance with all applicable laws. To the knowledge of Parent, no conditions exist or have occurred as a result of which or in connection with which Parent could be held liable for damages, response or remedial costs, fines, penalties, sanctions or equitable relief under any Environmental Laws, except for such damages, costs, fines, penalties, sanctions or relief which, alone or in the aggregate, would not have a Material Adverse Effect on Parent.

    SECTION 5.14 Condition of Assets. The material equipment, fixtures and other personal property of Parent is in normal operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted.

    SECTION 5.15 Employee Benefit Plans. None of the Parent's employee benefit plans, programs, arrangements and practices has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the such plans ended prior to the date of this Agreement.

    SECTION 5.16 Customers and Suppliers. Except as set forth in Parent Disclosure Schedule, Parent has no knowledge that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any customer (which accounted for an aggregate amount of 5% or more of Parent's consolidated gross revenues within the preceding 12 months) or material supplier of Parent will not continue to conduct business with Parent after the date hereof in substantially the same manner as it has conducted business with Parent in the past.

    SECTION 5.17 Transactions with Affiliates. Except as set forth in Parent Disclosure Schedule, Parent is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate, in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from Parent; nor are there any transactions of a continuing nature between Parent; and any of its officers, directors, or Affiliates (other than by or through the regular employment thereof by Parent) not subject to cancellation which will continue beyond the Effective Time, including, without limitation, use of the assets of Parent for personal benefit with or without adequate compensation.

    SECTION 5.18 No Omissions or Untrue Statements. To its knowledge, no representation or warranty made by Parent to the Company in this Agreement, in Parent Disclosure Schedule or in any certificate of a Parent officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading as of the date hereof and as of the Closing Date.

    SECTION 5.19 Brokers and Finders. Parent has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.



                                      ARTICLE VI

                                      DELIVERIES


    SECTION 6.1 The Company's Deliveries. Concurrently with its execution and delivery of this Agreement, the Company shall deliver, or cause to be delivered, to Parent:

         (a) a certificate, duly executed by the Secretary of the Company, certifying as to the Articles of Incorporation and By-laws of the Company, the incumbency and signatures of the Company's officers and copies of directors' and stockholders' resolutions approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

         (b) an opinion of the Company's special counsel, Gould & Ratner, in form and substance reasonably satisfactory to Parent;

         (c) certificates, duly executed by the chief executive officer of the Company and each of the Selling Stockholders, as to certain tax matters; and

         (d) an employment agreement between the Parent and Elliot Elrod, and option agreements between the Parent and each of the Management Stockholders in form and substance reasonably satisfactory to Parent (collectively, the "Management Stockholders' Agreements").

    SECTION 6.2 Other Deliveries to Parent. Concurrently with its execution and delivery of this Agreement, Parent shall receive:

         (a) an opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the Parent or the Subsidiary as a result of the Merger;

         (b) non-competition agreements from each of the Management Stockholders in form reasonably satisfactory to the Company; and

         (c) a letter from Lipner, Gordon & Co., certified public accountants for the Parent, to the effect that audited historical financial statements for the Company meeting the applicable requirements of Regulation S-X, particularly Rules 1-02 and 3-05 thereof, promulgated by the SEC, shall be capable of preparation and delivery to Parent within 75 days of the Effective Time of the Merger.

    SECTION 6.3 Deliveries to the Company. Concurrently with its execution and delivery of this Agreement, Parent shall deliver, or cause to be delivered, to the Company:

         (a) a certificate, duly executed by the Secretary of Parent, certifying as the Certificate of Incorporation and By-laws of Parent, incumbency and signatures of officers of Parent and copies of directors' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (b) a certificate, duly executed by the chief executive officer of Parent, as to certain tax matters; and

         (c) an opinion of Parent's counsel, Cooperman Levitt Winikoff Lester & Newman, P.C., in form and substance reasonably satisfactory to the Company.

    SECTION 6.4 Deliveries to the Selling Stockholders. Concurrently with the execution and delivery of this Agreement, each of the Management Stockholders shall receive the respective Management Stockholders' Agreement to which he is a party. At the Effective Time of the Merger, in exchange for the certificates representing Company Stock, the Selling Stockholders shall receive certificates representing Parent Merger Stock.



                                     ARTICLE VII

                                 INVESTMENT INTENTION


    SECTION 7.1 Investment Intention. The Selling Stockholders each represent and warrant that the Parent Merger Stock is being acquired for their own accounts, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof. No Selling Stockholder will sell, assign, transfer or encumber any Parent Merger Stock unless (i) a registration statement under the Securities Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) Parent has received a written opinion of counsel reasonably satisfactory to Parent that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbrance does not require registration under the Securities Act.

    The Selling Stockholders each understand that the Parent Merger Stock is not being registered under the Securities Act and must be held indefinitely unless the Parent Merger Stock is subsequently registered thereunder or an exemption from registration is available. The Company and the Selling Stock-holders understand further that the Parent Merger Stock is not being registered under the Securities Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering; that Parent's reliance on such exemption is predicated in part on the foregoing representation and warranty of each of the Selling Stockholders.

    SECTION 7.2 Restrictive Legend. The Selling Stockholders each understand that Parent will have an appropriate stop order placed on its stock records indicating the existence of the terms of this Agreement, and that the certificates representing the Parent Merger Stock shall bear the following legend:

    "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

    AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PARENT THAT SUCH REGISTRATION IS UNNECESSARY."



                                     ARTICLE VIII

                                   INDEMNIFICATION


    SECTION 8.1    By the Management Stockholders.  Subject to Sections 8.5 and
10.2 hereof, each Management Stockholder, jointly and severally, shall indemnify, defend, and hold Parent harmless from and against any and all losses, costs, liabilities, damages, and expenses (including reasonable legal and other expenses incident thereto) of every kind, nature, and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of the Company and of the Management Stockholders set forth in this Agreement or in any certificate or other document delivered on behalf of the Company or the Management Stockholders to Parent pursuant hereto; or (ii) the breach of any of the covenants of the Company or the Management Stockholders contained in or arising out of this Agreement or the transactions contempla-ted hereby (exclusive of the Management Stockholders' Agreements).

    SECTION 8.2 By Parent. Subject to Section 8.5 hereof, Parent shall indemnify, defend, and hold the Company and the Selling Stockholders harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of Parent set forth in this Agreement or in any certificate or other document delivered on behalf of the Parent to the Company or the Selling Stockholders pursuant hereto; or (ii) the breach of any of the covenants of Parent contained in or arising out of this Agreement or the transactions contemplated hereby (exclusive of the Management Stockholders' Agreements).

    SECTION 8.3 Claims Procedure. Should any claim covered by Sections 8.1 or 8.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"), provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article except to the extent that such delay or failure was prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation at its cost to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. If a settlement is rejected by an Indemnitee, Indemnitor's liability with respect to such claims shall be limited to the amount of the proposed settlement. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

    SECTION 8.4 Losses Net of Tax Effect, Etc. The determination of the amount of any Losses for which indemnification may be sought pursuant to Sections 8.1 or 8.2 shall take into account and such amount shall be reduced by,
(i) any reduction in federal or state income taxes of the Indemnitee attributable thereto, (ii) the amount of any insurance proceeds received by such Indemnitee (directly or from an Indemnitor) in connection therewith, and (iii) any third party payments by virtue of indemnification or subrogation.

    SECTION 8.5    Limitations on Liability.

         (a) Other than (x) in the case of proven fraud or (y) in the case of Losses arising from a breach of a representation or warranty contained in Sections 4.8 and 4.16, for which there shall be no limitation, the total amount of Losses which may be recovered against the Management Stockholders shall be limited to the value of the Parent Merger Stock on the Effective Date (such value, for purposes of this Agreement, being equal to (i) the average of the per share closing prices of Parent Common Stock on the NASDAQ Bulletin Board for the ten trading days ending on (and including) the trading day immediately prior to the Effective Time, times (ii) 600,000 shares).

         (b) No Indemnitor shall be liable hereunder as a result of its indemnification undertaking set forth in Section 8.1 or 8.2 of this Agreement (as the case may be) unless and until the Losses incurred by Indemnitee shall exceed, in the aggregate, $25,000 (in which case the Indemnitor shall be liable for the entire amount of such claims, including the first $25,000). Each Management Stockholder may satisfy any liability it has to Parent pursuant to
Article VIII of this Agreement by tendering, in lieu of payment in cash, to Parent for cancellation shares of Parent Merger Stock still owned by such Management Stockholder valued, for this purpose, at a price equal to the average of the closing prices of Parent Common Stock on the NASDAQ Bulletin Board (or such other NASDAQ inter-dealer quotation system upon which the Parent's Common Stock shall then be listed) for the ten trading days ending on the trading day immediately preceding the date of tender of such shares to the Parent. Tender of shares shall be effected by physical delivery to Parent of the certificates representing the shares together with a stock power signed by the Management Stockholder including a medallion guaranty of signature.

                                      ARTICLE IX

                              POST-MERGER DIRECTORSHIPS


    SECTION 9.1 Parent's Board of Directors. Promptly following consummation of the Merger, Parent covenants to appoint each of the Management Stockholders to the Board of Directors of Parent, and each Management Stockholder covenants to accept such appointment.


                                      ARTICLE X

                                POST-MERGER RESCISSION

    Section 10.1 Selling Stockholders' Rescission Right. If Parent shall not have successfully consummated a financing from which Parent shall have derived gross proceeds of at least $1,000,000 prior to the expiration of six (6) months from the Effective Time of the Merger (the "Financing Period"), then, in such event, the Selling Stockholders, acting jointly and not severally, shall have an irrevocable option, exercisable by written notice delivered to Parent no later than twenty-five (25) days after the expiration of the Financing Period (the "Rescission Notice"), to compel Parent to re-exchange their respective shares of Parent Merger Stock (the "Rescission Option"). In such event, Parent, not later than ten (10) days after its receipt of the Rescission Notice, shall deliver shares of common stock of the Surviving Corporation to the Selling Stockholders in like denomination to those shares of Company Stock acquired by Parent from the Selling Stockholders at the Effective Time of the Merger (collectively, the "Rescission Stock") against delivery to Parent by the Selling Stockholders of their respective shares of Parent Merger Stock either endorsed in blank or accompanied by appropriate stock powers, in each instance bearing a medallion guarantee of each Selling Stockholder's signature thereon.

    Section 10.2 Reasonable Efforts to Restore Status Quo Ante. Upon exercise by the Selling Stockholders of the Rescission Option as contemplated by Section 10.1, Parent and the Selling Stockholders shall each thereafter exert its or their reasonable best efforts to restore the Surviving Corporation to the identical or substantially identical status as that of the Company immediately prior to the Effective Time of the Merger, it being the intent of the parties that the unwinding of the transaction would be on a tax-free basis and that all of the assets and liabilities of the Company existing on the date hereof (except for changes in the ordinary course of business of the Surviving Corporation between the Effective Time of the Merger and said rescission and unwinding) would remain in the Surviving Corporation and, by virtue of the rescission and unwinding contemplated by this section, be returned to Selling Shareholders.

    Section 10.3 Exchange of Mutual Releases. Upon exchange of the Parent Merger Stock for the Rescission Stock as contemplated by Section 10.1, (i) Parent, for itself and its officers, directors and principal shareholders, shall deliver a release in favor of each of the Selling Stockholders, and (ii) each Selling Stockholder shall deliver a release in favor of Parent, its officers, directors and principal shareholders, releasing the other, as applicable, from any and all manner of claims and liabilities arising under this Agreement or otherwise, except those claims or liabilities, if any, arising under this
Article X.


                                      ARTICLE XI

                                    MISCELLANEOUS


    SECTION 11.1 Expenses. The Company and Parent shall each pay their own expenses (with the Company paying any expenses attributable to the Selling Stockholders) incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement.

    SECTION 11.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Company, the Selling Stockholders or Parent pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Company, the Management Stockholders or Parent, as the case may be, hereunder. All representations, warranties, and covenants made by the Company and the Management Stockholders and by Parent in this Agreement, or pursuant hereto, shall survive the Effective Time of the Merger only until July 7, 1998 and no action based thereon may be commenced after such date; provided, however, that all representations and warranties related to any claim asserted with reasonable particularity in writing prior to the expiration of the above period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made; and provided, further, that the representation and warranty contained in Section 4.8 shall survive until expiration of any applicable statute of limitations and that the representation and warranty contained in Section 4.10 shall survive for 10 years with respect to third party (including governmental) claims.

    SECTION 11.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

    SECTION 11.4 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be
(i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

         (a)  To Parent:

              The MNI Group Inc.
              10 West Forest Avenue
              Englewood, New Jersey 07631
              Attn:  President
              Fax No.:  (201) 569-3224

              With a copy to:

              Cooperman Levitt Winikoff Lester & Newman, P.C.
              800 Third Avenue
              New York, New York 10022
              Attn: Ira I. Roxland, Esq.
              Fax No.: (212) 755-2839


         (b)  To the Company:

              K.O.S. Industries, Inc.
              7335 E. Acona Drive
              Scottsdale, Arizona 85260
              Attn:  President
              Fax No.:  (602) 905-0080

              With a copy to:

              Gould & Ratner
              222 North La Salle Street
              Chicago, Illinois 60601
              Attn: Fredric D. Tannenbaum, Esq.
              Fax No.: (312) 236-3241


         (c)  To the Management Stockholders:

              c/o Elliot Elrod
              7335 E. Acona Drive
              Scottsdale, Arizona  85260
              Fax No.: (602) 905-0080

              With a copy to:

              Gould & Ratner
              222 North La Salle Street
              Chicago, Illinois 60601
              Attn: Fredric D. Tannenbaum, Esq.
              Fax No.: (312) 236-3241

              Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment by such courier service.

    SECTION 11.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

    SECTION 11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

    SECTION 11.7 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

    SECTION 11.8 Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, and the Employment Agreements sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, including, without limitation, a letter agreement dated March 20, 1997 among the parties, and cannot be amended or changed except in writing, signed by the parties.

    SECTION 11.9 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

    SECTION 11.10 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

    SECTION 11.11 Publicity. The parties agree that publicity concerning any of the transactions contemplated hereby prior to the Closing Date (except for any required government filings) shall be subject to the prior mutual consent of the parties.


                  ***Balance of Page is Intentionally Left Blank***

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                  THE MNI GROUP INC.


                                  By:/s/Arnold Gans
                                     -----------------------------------
                                     Name:   Arnold Gans
                                     Title:  President


                                  MNI VIASUB INC.


                                  By:/s/Arnold Gans
                                     -----------------------------------
                                     Name:   Arnold Gans
                                     Title:  President


                                  K.O.S. INDUSTRIES, INC.


                                  By:/s/Elliot Elrod
                                     -----------------------------------
                                     Name:   Elliot Elrod
                                     Title:  President


    The undersigned each agrees to be bound by the provisions of Article IV, VII, VIII, and IX hereof as if he were a named party to the Agreement:



                                     /s/Elliot Elrod
                                     -----------------------------------
                                     ELLIOT ELROD



                                    /s/Phillip B. Donenburg
                                    ------------------------------------
                                    PHILLIP B. DONENBURG